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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
PAULA FINANCIAL
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, CA 91105

Jeffrey A. Snider
Chairman, President and
Chief Executive Officer

April 18, 2003

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the PAULA Financial 2003 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 21, 2003 at 10:00 a.m. local time at the Fort Washington Country Club, 10272 North Millbrook Avenue, Fresno, California 93720.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business and respond to your questions.

Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. I urge you to take a moment and vote your proxy in order to be certain your shares are represented at the meeting. Your proxy card includes instructions on how to vote via the Internet, telephonically or you can always sign, date, and promptly return the proxy card in the enclosed envelope.

I look forward to seeing you on May 21st.

Sincerely,

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, California 91105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2003

To The Stockholders of
PAULA Financial:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the "Company"), will be held at the Fort Washington Country Club, 10272 North Millbrook Avenue, Fresno, California 93720, on May 21, 2003, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

  1.
  The election of directors to hold office until the 2006 Annual Meeting of Stockholders, and thereafter until a successor is elected and qualified;

  2.
  A proposal to implement a quasi-reorganization; and

  3.
  The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 2, 2003 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company which are located at 87 E. Green Street, Suite 206, Pasadena, California 91105.

By Order of the Board of Directors, JEFFREY A. SNIDER Chairman of the Board, Chief Executive Officer and President
Dated: April 18, 2003

  PLEASE VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONICALLY. YOU MAY ALSO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE VOTE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, California 91105

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
May 21, 2003

        The board of directors of PAULA Financial (the "Board of Directors") is soliciting proxies for the 2003 Annual Meeting of Stockholders. This Proxy Statement is being mailed on or about April 18, 2003 to stockholders of PAULA Financial (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 21, 2003 (the "Annual Meeting"), or any adjournment or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

        When a proxy in the form enclosed with this Proxy Statement is returned properly executed, or voted via the Internet or telephonically, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the principal executive offices of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

        The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or by fax. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining such principals' instructions.

VOTING SECURITIES

        As of the close of business on April 2, 2003, 6,229,879 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by approximately 215 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

        A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super-majority vote is required under the Company's Bylaws. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM 1
ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class III. Pursuant to the Certificate of Incorporation, the term of Class III directors expires at the 2003 Annual Meeting, the term of Class I directors expires at the 2004 Annual Meeting, and the term of Class II directors expires at the 2005 Annual Meeting. Pursuant to the Bylaws, at each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are duly elected and qualified.

Information Concerning Nominees

        The nominees for election as Class III directors are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of Robert M. Anderson, James G. Parker, III and Jeffrey A. Snider, all of whom currently serve as Class III Directors of the Company, to serve until the 2006 Annual Meeting and until their successors are elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person or persons, if any, as the Board of Directors may designate. The Board has no reason to believe that the nominees will be unavailable for election or unable to serve.

2003 Nominees

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships
Robert M. Anderson(2)(3)—Class III In 1974 Mr. Anderson took over the ownership of Anderson & Anderson Insurance Brokers, Inc. In 1997 he sold Anderson & Anderson to Aon, where he subsequently led the Aon Advantage Group until his retirement in 1999. In 2002, Mr. Anderson founded AFA Technologies, Inc., a healthcare software company.	60	2001	Fuller Seminary
James G. Parker, III(2)—Class III Since 1992, Mr. Parker has been President of James G. Parker Insurance Associates, Inc. From 1978 to 1992, Mr. Parker held various other management positions with James G. Parker Insurance Associates, Inc. Mr. Parker has been a director of PAULA Trading Company since 1998.	54	2001	CAPAX Management & Insurance Services
			James G. Parker Insurance Associates, Inc.
			Pacific Network Group
Jeffrey A. Snider(1)—Class III Mr. Snider has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since December 1994. Mr. Snider joined the Company in 1975 and served as President and Chief Executive Officer of the Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider was re-elected to the Company's Board of Directors in November 1992. Mr. Snider was a member of the Board of Directors for the California Workers' Compensation Institute for their 2002-2003 fiscal year.	50	1992	None

        The proposed nominees are not related by blood or marriage to any director or executive officer of the Company. Mr. Snider is an executive officer of the Company.

        The Board of Directors of the Company recommends that the stockholders vote "FOR" the election of the nominees for Class III Directors named above.

ITEM 2
QUASI-REORGANIZATION

        The Board of Directors has approved a resolution to implement a quasi-reorganization effective January 1, 2003. In a quasi-reorganization an enterprise elects to restate the carrying values of the balance sheet amounts to fair value and establish a new retained earnings account as of the effective date of the quasi-reorganization. Since the Company's assets and liabilities are already reflected at fair value, the net impact to the Company's consolidated balance sheet would be to adjust retained earnings to $—0- with the offset to additional paid in capital.

        Specifically, the net impact to the stockholders' equity section of the Company's consolidated financial statements would be as follows:

	January 1, 2003 Before Quasi- Reorganization	January 1, 2003 After Quasi- Reorganization
Common Stock	$70	$70
Additional Paid in Capital	68,295	13,889
Retained Deficit	(54,406)	—
Unearned Compensation	(26)	(26)
Employee Stock Loans	(397)	(397)

Subtotal	13,536	13,536
Treasury Stock	(5,877)	(5,877)

Net Stockholders' Equity	$7,659	$7,659

        Implementing a quasi-reorganization requires that for the next ten years the Company date retained earnings (i.e. Retained Earnings since January 1, 2003). Additionally, any subsequent realization of the Company's tax net operating loss carryforward in excess of what is currently carried in the Company's consolidated balance sheet would not be reflected in the Company's consolidated income statements, but instead would be a direct addition to Additional Paid in Capital. The implementation of a quasi-reorganization does not impact the ultimate recovery of the tax net operating loss carryforward, it merely changes the financial statement accounting for such a recovery.

        The Board of Directors believes that the implementation of a quasi-reorganization is appropriate at this time as the current Retained Deficit amounts were generated by the Company's underwriting operations, PAULA Insurance Company, which was disposed of in 2002.

        The Board of Directors of the Company recommends that the stockholders vote "FOR" the implementation of a quasi-reorganization.

INFORMATION CONCERNING DIRECTORS

        Set forth below are the Class I and Class II directors whose terms do not expire this year, along with certain information regarding these directors.

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships
Karl T. Hansen—Class I Mr. Hansen joined the Company's Blythe office in 1984 as a salesman and began assuming management responsibilities within the agency in 1985. In October 2000, Mr. Hansen was promoted to the position of Executive Vice President for agency operations. Mr. Hansen has been a director of the agency since 1994.	52	2001	None
Joel W. Geddes, Jr.(2)(3)—Class II Mr. Geddes has 28 years experience in the insurance brokerage business. Since 1993 he has held the position of Chairman and Chief Executive Officer of CAPAX Management & Insurance Services. Mr. Geddes has been a director of PAULA Trading Company since 1998.	52	2001	CAPAX Management & Insurance Services
			Pacific Network Group
Jerry M. Miller(1)(2)(3)—Class II Mr. Miller is a Certified Public Accountant and was an audit partner with KPMG LLP from 1974 until his retirement in 1991.	62	1992	None

(1)
Member of the Governance and Nominating Committee.

(2)
Member of the Executive Compensation Committee.

(3)
Member of the Audit Committee.

  Committees and Meetings of the Board of Directors

        The Board of Directors has a standing Audit Committee, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

        The Audit Committee held four meetings during fiscal year 2002. The members of the Audit Committee during fiscal year 2002 were Messrs. Anderson, Geddes, and Miller, who were all independent Directors, as defined under the National Association of Securities Dealers, Inc. listing standards. Mr. Miller, an audit partner with KPMG LLP from 1974 until his retirement in 1991, is the Audit Committee's financial expert.

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee's functions include the selection of the Company's independent public accountants. Additionally, the Audit Committee reviews with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. The Audit Committee reviews the independence of the independent public accountants and approves the fees for audit and non-audit services rendered to the Company by its independent public accountants. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The members of the Executive Compensation Committee during fiscal year 2002, which held two meetings, were Messrs. Anderson, Miller, Geddes and Parker. Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

        The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the Company's Bylaws. The Bylaws require that a stockholder notify the Company of the stockholder's intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Such notice must include specific information concerning the proposed nominee. Stockholders considering proposing nominees for election to the Board of Directors can contact Deborah S. Maddocks, the Company's Corporate Secretary, to obtain a copy of the Company's Bylaws.

        During fiscal year 2002, the Board of Directors met three times in person and had three telephonic meetings. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

Compensation of Directors

        Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $16,000 per year, plus a $750 fee per meeting and is eligible for grants under the Company's 1997 Plan. These directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least three board meetings will be held during each calendar year.

        On April 4, 2002, Messrs. Geddes, Miller and Parker were granted options to purchase 20,000 shares of the Company's Common Stock at an exercise price of $0.46 per share. The option grants have a term of ten years and vest over a one year period. These option grants were made pursuant to the Company's 1997 Plan.

OWNERSHIP OF THE COMPANY'S SECURITIES

Principal Stockholders

        The following table sets forth as of April 2, 2003, information as to the ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each executive officer of the Company named below and (iv) all named executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Named Executive Officers and Directors:
Jeffrey A. Snider(2)	1,298,462	(3)	19.9
Deborah S. Maddocks(2)	23,437	(4)	*
Jon T. Finster(2)	67,299	(5)	1.1
Karl T. Hansen(2)	78,281	(6)	1.3
Roberts Underwood(2)	80,864	(7)	1.3
Robert A. Anderson 1901 Windward Lane Newport Beach, CA 92662	20,000	(8)	*
Joel W. Geddes, Jr. 507 Hartley Drive Modesto, CA 95356	32,100	(9)	*
Jerry M. Miller 2333 Quartz Peak Las Vegas, NV 89134	33,000	(10)	*
James G. Parker, III 5377 N. Fresno Fresno, CA 93710	36,600	(11)	*
All executive officers and directors as a group (9 persons)	1,670,043	(12)	25.3

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Other Beneficial Owners:
OneBeacon Asset Management One Beacon Street, 17th Floor Boston, MA 02108	423,712	(13)	6.8
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	359,000	(14)	5.8
Philo Smith 695 East Main Street Stamford, CT 06901	870,000	(15)	14.0

*
Less than 1%

(1)
Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.

(2)
Such person's address is care of PAULA Financial, 87 E. Green Street, Suite 206, Pasadena, CA 91105.

(3)
Includes (i) 37,262 shares which are held in the Company's 401(k) plan over which Mr. Snider has shared voting power and sole dispositive power and (ii) options to purchase 285,000 shares of Common Stock.

(4)
Includes (i) 1,666 shares of restricted Common Stock on which Ms. Maddocks has sole voting power and no dispositive power, (ii) 3,211 shares which are held in the Company's 401(k) plan over which Ms. Maddocks has shared voting power and sole dispositive power and (iii) options to purchase 9,126 shares of Common Stock.

(5)
Includes (i) 2,800 shares of restricted Common Stock on which Mr. Finster has sole voting power and no dispositive power and (ii) 51,399 shares which are held in the Company's 401(k) plan over which Mr. Finster has shared voting power and sole dispositive power.

(6)
Includes (i) 4,066 shares of restricted Common Stock on which Mr. Hansen has sole voting power and no dispositive power and (ii) 60,275 shares which are held in the Company's 401(k) plan over which Mr. Hansen has shared voting and sole dispositive power.

(7)
Includes 864 shares which are held in the Company's 401(k) plan over which Mr. Underwood has shared voting and sole dispositive power.

(8)
Includes options to purchase 20,000 shares of Common Stock.

(9)
Includes (i) 2,834 shares of restricted Common Stock on which Mr. Geddes has sole voting power and no dispositive power and (ii) options to purchase 20,000 shares of Common Stock.

(10)
Includes (i) 1,334 shares of restricted Common Stock on which Mr. Miller has sole voting power and no dispositive power and (ii) options to purchase 20,000 shares of Common Stock.

(11)
Includes (i) 4,166 shares of restricted Common Stock on which Mr. Parker has sole voting power and no dispositive power and (ii) options to purchase 20,000 shares of Common Stock.

(12)
Includes 16,866 shares of restricted Common Stock, 153,011 shares which are held in the Company's 401(k) plan and options to purchase 374,126 shares of Common Stock.

(13)
Based on information contained in a Schedule 13G filed on February 16, 1999. The holder has shared voting and dispositive power over all of the shares.

(14)
Based on information contained in a Schedule 13G filed on February 9, 2003.

(15)
Based on information provided by Mr. Smith on April 4, 2003. Includes shares held by various investment companies and partnerships in which Mr. Smith has an ownership interest. Mr. Smith has shared voting and dispositive power with respect to the shares.

Compliance With Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 2002.

Compensation Committee Interlocks and Insider Participation

        The Executive Compensation Committee is currently composed of four members, Messrs. Anderson, Geddes, Miller and Parker. None of the past or current members of the Committee is or has been an employee or officer of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

EXECUTIVE OFFICERS

        The following table sets forth the current executive officers who are not directors of the Company:

Name	Capacities in which Served	Age
Deborah S. Maddocks Ms. Maddocks joined the Company in February, 1998. Prior to joining the Company, Ms. Maddocks was a Senior Manager with the firm KPMG LLP where she had been for ten years. Ms. Maddocks is a member of the agency board of directors.	Vice President—Finance and Secretary	36
Jon T. Finster Mr. Finster joined the Company in June 1991 as the manager of the Financial Services Department. Mr. Finster was promoted to Senior Vice President in 2000. Prior to his employment with the Company Mr. Finster was the Regional Manager—Financial Services for Travelers Insurance Company in the northwest. Mr. Finster is a member of the agency board of directors.	Senior Vice President	54
Roberts F. Underwood Mr. Underwood joined the Company in July, 2002. Prior to joining the Company, Mr. Underwood was responsible for agribusiness insurance production at USI Insurance Services for the period July 2001 through June of 2002. Prior to that, Mr. Underwood was responsible for agribusiness risk management for Aon, both domestically and internationally. Mr. Underwood was with Aon for six years. Mr. Underwood is a member of the agency board of directors.	Senior Vice President	43

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation

        The following table sets forth summary information regarding the compensation earned by the Chief Executive Officer and the four other most highly compensated officers of the Company whose salary and bonus for the fiscal year ended December 31, 2002 was in excess of $100,000 (the "Named Executive Officers") for services in all capacities to the Company for the three years ended December 31, 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards($)(1)		Securities Underlying Options(#)	All Other Compensation(2)
Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	$233,884 360,000 360,000		$100,000 — —		$549,513 59,307 —	285,000 — —	$3,592 5,151 33,215
Deborah S. Maddocks Vice President— Finance and Secretary	2002 2001 2000	$138,174 120,000 113,400	$	— 10,500 7,500		$2,316 2,317 —	9,126 — 5,000	$3,459 3,880 3,106
James T. Finster Senior Vice President	2002 2001 2000	$150,000 150,000 133,500		$55,000 — —		$3,892 3,892 —	— — —	$3,851 3,700 3,768
Karl T. Hansen Executive Vice President	2002 2001 2000	$204,200 180,000 153,000		$65,000 — —		$5,652 5,653 —	— — —	$5,118 6,778 4,125
Roberts F. Underwood Senior Vice President(3)	2002 2001 2000	$101,492 — —	$	— — —	$	— — —	— — —	$25 — —

(1)
At December 31, 2002 16,866 shares of restricted stock grants were unvested with a value of $23,444.

(2)
Amounts in this column consist of one or more of the following: matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(3)
Mr. Underwood joined the Company in July 2002.

Option Grants in Last Fiscal Year

        The following table sets forth stock options granted to the Named Executive Officers in 2002:

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price	Expiration Date	Grant Date Present Value(1)($)
Jeffrey A. Snider	285,000	96.9	$0.46	2012	$71,250
Deborah S. Maddocks	9,126	3.1	0.46	2012	$2,282
Jon T. Finster	—	—	—	—	—
Karl T. Hansen	—	—	—	—	—
Roberts F. Underwood	—	—	—	—	—

(1)
The amounts were calculated using a Black-Scholes option pricing model with the following assumptions: risk free interest rate of 3.0%, average option exercise period of seven years, and a volatility factor of 50%.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at FiscalYear End(#)		Value of Unexercised In-The- Money Options at Fiscal Year End($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Snider	285,000	—	$65,550	$—
Deborah S. Maddocks	9,126	—	2,099	—
Jon T. Finster	—	—	—	—
Karl T. Hansen	—	—	—	—
Roberts F. Underwood	—	—	—	—

(1)
Based upon the closing price on the Nasdaq Stock Market of the Common Stock on December 31, 2002 ($0.69 per share).

Employment/Change of Control Agreements

        The Company (acting through the Executive Compensation Committee) and Mr. Snider have entered into a Change in Control Agreement. The Agreement sets forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company without cause within 24 months of a change of control of the Company. In such event, Mr. Snider will receive a lump-sum payment equal to the sum of (i) three times his annual salary plus (ii) his target bonus for the year in which the termination occurs. This payment will be increased to cover excise (but not income) taxes which are incurred by Mr. Snider as a result of the payment. In addition, upon such event, Mr. Snider's then unvested stock options will become fully vested and he will receive continuation of certain employee benefits for three years after the termination date.

        The Company believes that providing agreements of this nature to Mr. Snider is appropriate and standard practice within the industry and is a useful tool for recruitment and retention. The Company is not currently involved in discussions with respect to any transactions which could cause the provisions of these agreements to be triggered.

        No Named Executive Officer, other than Mr. Underwood, is a party to an employment agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        Since 1999, the Company's agency operations have outsourced certain functions to James G. Parker Insurance Associates, Inc. ("JGP Insurance"), which is partially owned by Mr. Parker. Fees paid by the Company's agency operation to JGP Insurance were $1,251,000 in 2002, which was largely comprised of direct expense reimbursements. Additionally, PAULA Financial has a $703,000 minority investment in JGP Insurance.

Loan Program

        Beginning in 1999, the Company implemented a key employee/consultant loan program which provides funds exclusively for the borrowers' purchase of its Common Stock. The Company is authorized to issue loans of up to an aggregate of $1,000,000. The loans are full recourse, bear interest at the rate of 8 1/2% per annum, payable quarterly, have a three year maturity and are secured by the stock purchased. The loan program was reviewed and approved by the Executive Compensation Committee. Beginning in the second quarter of 2001 and extending through the end of 2002, the Company has granted an interest holiday to all loan program participants. As of December 31, 2002, among others, Messrs. Geddes, Finster and Hansen were indebted to the Company in the principal amounts of $20,000, $40,000 and $30,000, respectively, for loans made under the program.

Performance Graph

        The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The graph shows the Company's total return to stockholders compared to the Nasdaq Stock Market Index1 and a peer group index2 over the period from December 31, 1997 to December 31, 2002.

COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL,
NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX

1
Includes all issues trading over the Nasdaq Stock Market during the period from December 31, 1997 through December 31, 2002, weighted annually by market capitalization (shares outstanding multiplied by stock price).

2
An index compiled and published by Standard & Poors Corporation ("S&P") comprised of the eight property-casualty insurance companies included in the S&P 500 at December 31, 2002, weighted annually by market capitalization (shares outstanding multiplied by stock price).

        The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

        Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the S&P Insurance (Property & Casualty) index on September 30, 1997 (the best information available for that index). The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 2002.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to shares of common stock that may be issued under the Company's Stock Incentive Plans.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Grants Under Equity Plans
Equity Compensation Plans Approved by Shareholders	384,126	$0.53	316,543

Executive Compensation Committee Report to Stockholders on Executive Compensation

        The report of the Executive Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The Executive Compensation Committee, currently comprised of four non-employee directors, is responsible for establishing the base salary and other compensation of the Company's Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Anderson, Miller, Geddes and Parker in their capacity as the Board's Executive Compensation Committee, addressing the Company's compensation policies for fiscal year 2002 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Named Executive Officers").

  Compensation Policies towards Executive Officers

        The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

  Salaries Awarded to the Chief Executive Officer and Other Executive Officers

        The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider. The Executive Compensation Committee has also established a policy of paying annual bonuses to the Company's senior executive officers, including Mr. Snider, early in the year following the year to which the bonuses relate since the bonus is determined in large part upon company-wide results for the previous year.

        The Executive Compensation Committee views increasing earnings per share and operating income while maintaining or improving the Company's return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance. The Executive Compensation Committee also views successful implementation of material transactions, such as mergers and acquisitions, as worthy of special consideration. In consideration of the favorable agency results in 2001, the Executive Compensation Committee chose to award a bonus in the amount of $100,000 to Mr. Snider in 2002.

        Mr. Snider determines the base salaries and annual bonuses for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions, the respective Executive Officers, contributions to the Company and any bonus pool established for this purpose by the Executive Compensation Committee.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal year 2003 will exceed that limit.

                      THE EXECUTIVE COMPENSATION COMMITTEE

                      Robert M. Anderson
                      Jerry M. Miller
                      Joel W. Geddes, Jr.
                      James G. Parker, III

Audit Committee Report to Stockholders

        The report of the Audit Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, included in the Company's Annual Report on Form 10-K for that year.

        The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

        The Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with KPMG LLP the independence of KPMG LLP from the Company.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Jerry M. Miller
                      Robert M. Anderson
                      Joel W. Geddes, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP was the Company's independent public accountants for fiscal year 2002. A representative of KPMG LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

        The following is information related to fees paid to KPMG LLP in fiscal 2002:

  Audit Fees

        An aggregate of $87,250 was billed for professional services rendered for the audit of the Company's annual financial statements and reviews of financial statements included in the Company's quarterly reports on Form 10-Q.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation.

  All Other Fees

        Fees billed to the Company by KPMG LLP for all other non-audit services rendered to the Company totaled $43,500. Such fees related to the performance of tax services.

        The Audit Committee considered whether the provision of non-audit services rendered by KPMG LLP to the Company was compatible with maintaining KPMG LLP's independence.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's Proxy Statement relating to, and for the consideration at, the 2004 Annual Meeting of Stockholders, by submitting their proposals to the Company in a timely manner. Such proposals will be so included if received at the

Company's principal executive offices no later than January 26, 2004 and otherwise complying with the requirements of Rule 14a-8.

        Furthermore, the Company's bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2004 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice. The advance notice provisions provide, among other things, that notice of any nomination or proposal received by the Company's Secretary at the Company's principal executive offices no later than ninety (90) days in advance of the 2004 Annual Meeting or, if later, the seventh day following the first public announcement of the date of such meeting. The Proxy solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of the Company's bylaws (and which does not comply with the requirements of Rule 14a-8).

ANNUAL REPORT

        The Company's Annual Report for the year ended December 31, 2002 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 2002 Annual Report, which includes financial statements, please contact PAULA Financial—Investor Relations, 87 E. Green Street, Suite 206, Pasadena, California 91105, and a copy will be promptly sent to you.

MISCELLANEOUS

        The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By the order of the Board of Directors, Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President
Pasadena, California April 18, 2003

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, California 91105

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL

        The undersigned hereby appoints Jeffrey A. Snider and Deborah S. Maddocks, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on April 2, 2003, at the Annual Meeting of Stockholders to be held on May 21, 2003 and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND FOR THE OTHER LISTED PROPOSAL.

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Mark Here for Address Change or Comments	☒
PLEASE SEE REVERSE SIDE

		FOR the nominees listed below (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for the nominees listed below.
1.	Election of Directors:	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name in the list below.				THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Item 1 and FOR the other listed proposal.

01 Robert M. Anderson 02 James G. Parker, III 03 Jeffrey A. Snider						YES	NO
					Do you plan to attend the meeting?	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Quasi-Reorganization:	☐	☐	☐
Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.
Dated	, 2003

Signature

Signature if held jointly

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/pfco		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Direction Card

PAULA FINANCIAL & SUBSIDIARIES
401(k) Retirement Plan
TO: CG Trust Company, Trustee

        You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of PAULA Financial common stock held in my account in the PAULA Financial & Subsidiaries 401(k) Retirement Plan at the Annual Meeting of Stockholders to be held on May 21, 2003 and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTONS ARE GIVEN, THE TRUSTEE WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND FOR THE OTHER LISTED PROPOSAL.

/*\ FOLD AND DETACH HERE /*\

Please mark your vote as indicated in this example	☒

		FOR the nominees listed below (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for the nominees listed below.
1.	Election of Directors:	☐	☐	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name in the list below.				THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Item 1 and FOR the other listed proposal.

01 Robert M. Anderson 02 James G. Parker, III 03 Jeffrey A. Snider						YES	NO
					Do you plan to attend the meeting?	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Quasi-Reorganization:	☐	☐	☐
Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.
Dated	, 2003

Signature

Signature if held jointly

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/pfco		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 21, 2003
VOTING SECURITIES
ITEM 1 ELECTION OF DIRECTORS
2003 Nominees
ITEM 2 QUASI-REORGANIZATION
INFORMATION CONCERNING DIRECTORS
OWNERSHIP OF THE COMPANY'S SECURITIES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED MATTERS
SUMMARY COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL, NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
MISCELLANEOUS
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL
Direction Card
PAULA FINANCIAL & SUBSIDIARIES 401(k) Retirement Plan TO: CG Trust Company, Trustee